UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2006
TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22885 (Commission File Number)	56-1995728 (IRS Employer Identification No.)

780 Plantation Drive
Burlington, North Carolina	27215
(Address of Principal Executive Offices)	(Zip Code)
(336) 222-9707
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
TriPath Imaging, Inc. (“TriPath Imaging”) today announced the results of its Special Meeting of Stockholders held earlier today in Burlington, North Carolina. At the Special Meeting of Stockholders, the stockholders approved the proposed merger agreement with Becton, Dickinson and Company (“BD”), pursuant to which BD will acquire the approximately 93.5% of the outstanding shares of TriPath Imaging, Inc. that BD does not currently own. Under the agreement, BD will pay $9.25 per share of TriPath Imaging common stock and will cash out TriPath Imaging options and stock appreciation rights based on the same per share consideration. The transaction is expected to close on or about December 20, 2006.
Reference is made to the press release dated December 19, 2006 announcing the results of the Special Meeting of Stockholders, which is attached as Exhibit 99.1 and incorporated herein by reference.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between BD and TriPath Imaging, the expected timetable for completing the transaction, and any other statements about TriPath Imaging managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, completion of closing conditions and factors described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated December 19, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.
Dated: December 19, 2006	By:	/s/ Stephen P. Hall
Stephen P. Hall
Chief Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated December 19, 2006

4